Exhibit 10.10

ROTHWELL SOLLENSYS BLOCKCHAIN

ARCHIVE SERVER DISTRIBUTIVE DATA CENTER

AGREEMENT (2 UNITS)

This Agreement is entered into as of April 7, 2022, by and among Terry Rothwell and George Benjamin Rothwell, both individual residents of the State of Arkansas (collectively referred to herein as “Rothwell”) and Sollensys Corp, a Nevada Corporation (“Sollensys”).

Whereas,

A.	Rothwell owns two (2) Units of Sollensys Blockchain Archive Server Distributive Data Center, each loaded with Sollensys Application Software (R4 Enterprise), the serial numbers or similar identification information for which shall be confirmed no later than the date of the first payment by Sollensys under this Agreement (“Blockchain Server Center” and also referred to herein as “Equipment”).

B.	Rothwell and Sollensys desire to enter an agreement whereby Sollensys may use the Block Server Center to deliver services to Sollensys customers.

NOW, THEREFORE, in consideration of the premises herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged the parties agree as follows:

1. Payment Amounts. Sollensys shall pay Rothwell a minimum payment of $50,000 per month as rent for each unit ($100,000 monthly minimum) while either Terry Rothwell and George Benjamin Rothwell is alive and this Agreement is in effect. To the fullest extent permitted by law and notwithstanding anything in this Agreement to the contrary, the monthly obligation by Sollensys to pay Rothwell rent terminates upon the date of the death of the last to die of Terry Rothwell and George Benjamin Rothwell.

2. Time and Method of Payments. Monthly payments to Rothwell shall begin July 1, 2022, with each monthly payment due on the 1st day of every month thereafter, payable no later than the 15th of every month, while this Agreement is in effect. Sollensys shall make payments by wire transfer of funds to Rothwell accounts as Rothwell may direct from time to time in writing.

3. Term. This Agreement shall be in effect from the date hereof and shall remain in effect until the last to die of Terry Rothwell and George Benjamin Rothwell.

4. Location and Upkeep. The Blockchain Server Center (the Equipment) will be located at a Sollensys facility with other Blockchain Server Center units used to provide applicable services to Sollensys customers. Sollensys is responsible for, at no cost to Rothwell, all service and maintenance on or for the Equipment throughout the term of this Agreement as is necessary for the Equipment to maintain capacity no less than the capacity of the Blockchain Server Center at execution of this Agreement, including, as necessary, the replacement of any hardware or software, at no cost to Rothwell.

5. No Rothwell Obligations. Rothwell has no obligations whatsoever regarding the service or sales necessary for Sollensys to meet its obligations under this Agreement.

6. Sollensys Indemnity. Sollensys shall indemnify and hold harmless Rothwell for any claims, actions, damages or liabilities, including attorneys fees, arising from or connected with Sollensys’s use of the Blockchain Server Center.

7. Ownership of Hardware. Hardware provided under this Agreement is the property of Rothwell.

8. No Partnership. This agreement is a usage agreement for a certain intellectual technology property owned by Rothwell and is not a partnership or joint venture of the parties and neither party may bind or obligate the other.

9. Use. Sollensys shall use the Blockchain Server Center in the conduct of its business and shall comply with all national, state, municipal, police and other laws, ordinances and regulations in anywise relating to the possession, use, or maintenance of the Equipment.

10. Installation and Service. Rothwell shall extend to Sollensys all the warranties and guarantees, if any, but makes no representation or warranty with respect to the Blockchain Server Center and assumes no obligation with respect to its operation or maintenance. Sollensys, at its sole expense, will throughout the term of the agreement maintain the Blockchain Server Center in good and efficient running order and will make all payments hereunder when due notwithstanding the condition of such Equipment or any part thereof.

11. Alterations. Sollensys may make any alterations, changes, additions or improvements to the Equipment. All additions and improvements of any kind or nature made to the equipment shall belong to and become the Rothwell’s property upon the expiration or earlier termination of this Agreement.

12. Repairs. Sollensys, at its own cost and expense, shall keep the Equipment in good repair, condition, and working order and shall furnish any and all parts, mechanisms, and devices required to keep the Equipment properly maintained and in good mechanical and working order.

13. Risk of Loss. Sollensys hereby assumes and shall bear the entire risk of loss and damage to the Equipment from any and every cause. No loss or damage to the Equipment or any part thereof shall impair any obligation of the Sollensys under this Agreement which shall continue in full force and effect, including but not limited to the obligation of the Sollensys to make payments.

14. Surrender. Upon the expiration or earlier termination of this Agreement, with respect to any item of Equipment, Sollensys shall return the same to the Estate of the surviving Rothwell or its assigns. Upon return, the Equipment shall be in good repair, condition, and working order, ordinary wear and tear resulting from proper use excepted. The Equipment shall be returned in the following manner as maybe specified by the applicable Rothwell representative:

By delivering the item of Equipment at Sollensys’ cost and expense to such place as Rothwell or the authorized Rothwell representative shall specify within Florida.

15. Insurance. Sollensys shall keep the Equipment insured against all risks or loss or damage from every cause for not less than the full replacement value as mutually determined by the parties; and shall carry public liability, contractual liability, and property damage insurance covering the Equipment, its operation and use. All said insurance shall be in form and amount and with companies approved by the Rothwell, and shall name Rothwell as an additional insured. Sollensys shall pay the insurance premium and deliver the policies or duplicates thereof to Rothwell. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Rothwell, that it will give Rothwell 30 days written notice before the policy in question shall be altered or cancelled. The proceeds of insurance, at the option of the Rothwell, shall be applied:

(a) toward the replacement, restoration, or repair of the Equipment, or

(b) toward payment of the obligations of Sollensys.

If, within ten days following notice by Rothwell to Sollensys, Rothwell has failed to receive policies or certificates of insurance in accordance with this paragraph, Rothwell shall, at the Rothwell’s option, have the right to procure the insurance and any sums so expended by Rothwell shall thereafter be reimbursed by Sollensys to Rothwell and shall become additional payment under this Agreement and shall be payable in its entirety on the next payment date or within 30 days, whichever event is sooner.

17. Liens, Taxes, Assessments and Licenses. Sollensys shall keep the Equipment free and clear of all levies, liens, and encumbrances and shall pay all license fees, registration fees, assessments, charges, and taxes (municipal, state, and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, sale, possession, or use of the Equipment, excluding however, all taxes on or measured by the Rothwell’s income. Sollensys shall also provide all permits and licenses, if any, necessary for the installation and operation of the Equipment or any parts thereof. Sollensys shall pay, or reimburse to the Rothwell, forthwith as additional obligations of Sollensys hereunder if Rothwell is charged for the same, all freight, packing, and handling charges (including related insurance charges) as billed by manufacturer, vendor, or carrier.

18. Rothwell’s Payment. If Sollensys shall fail to pay the required fees, assessments, charges, and taxes, Rothwell may pay the same. In that event, the cost thereof shall become additional obligation of Sollensys hereunder and shall be due and payable to Rothwell on the next monthly payment date.

19. Encumbrances and Breakages. Sollensys shall not lease, sublease, mortgage, or otherwise encumber, remove, or suffer to be removed from the stipulated premises or part with possession of the Equipment or any part thereof, and shall pay to Rothwell as additional obligations any charges that may be due to cover replacement, broken, or missing parts or service at the applicable vendor’s regular established price or Rothwell shall, at their sole option, elect to make repairs or replacement.

20. Warranties. Rothwell shall request the supplier to authorize Sollensys to enforce in its own name all warranties, agreements, or representations, if any, which may be made by the supplier to Sollensys or Rothwell, BUT ROTHWELL MAKES NO EXPRESS OR IMPLIED WARRANTIES AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. NO DEFECT IN, OR UNFITNESS OF, THE EQUIPMENT SHALL RELIEVE SOLLENSYS OF THE OBLIGATION TO PAY RENT OR ANY OTHER OBLIGATION UNDER THIS AGREEMENT.

21. Default. If Sollensys fails to pay any payment or other amount herein provided when the same shall become due and payable, or if Sollensys fails to observe, keep or perform any other provisions of this Agreement required by it to be observed, kept, or performed, or if any execution or other writ or process shall be issued in any action or proceeding against the Sollensys, whereby the Equipment may be taken or distrained, Rothwell may exercise any one or more of the following remedies:

(a) To declare the entire amount of rent immediately due and payable as to any or all items of Equipment, without notice or demand to Sollensys.

(b) To sue for and recover all payments, then accrued or thereafter accruing, with respect to any or all items of Equipment.

(c) To take possession of any or all items of Equipment, without demand or notice, wherever the same shall be located, without any court order or other process of law. Sollensys hereby waives any and all damage occasioned by such taking of possession. Any said taking of possession shall not constitute a termination of this Agreement as to any or all items of Equipment unless Rothwell expressly so notifies Sollensys in writing.

(d) To terminate this Agreement as to any or all items of Equipment.

(e) To pursue any other remedy at law or in equity.

Notwithstanding any such repossession or any other action, which Rothwell may take, Sollensys shall remain liable for the full performance of all obligations on its part to be performed under this Agreement; provided however, that if Rothwell obtains any moneys for the Equipment from rental or sale thereof, said moneys, less expenses, shall be credited to the last payments of Sollensys’ obligation.

22. Bankruptcy. Neither this Agreement nor any interest therein is assignable or transferable by operation of law. If any proceeding under any bankruptcy law is commenced by or against Sollensys, or if Sollensys is adjudged insolvent, or if Sollensys makes any assignment by the benefit of his creditors, or if a writ of attachment or execution is levied on any item or items of Equipment and is not released or satisfied within ten days thereafter, or if a receiver is appointed in any proceeding or action, to which Sollensys is a party, with authority to take possession or control of any item or items of the Equipment, Sollensys shall have and may exercise any one or more of the remedies set forth in paragraph 21; and this Agreement shall, at the option of Rothwell, and without further notice immediately terminate and shall not be treated as an asset of Sollensys after the exercise of said option.

23. Concurrent Remedies. No right or remedy conferred upon or reserved to Rothwell is exclusive of any other right or remedy in this Agreement or by law or in equity provided or permitted; but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by status or otherwise, and may be enforced concurrently therewith or from time to time.

24. Rothwell’s Expenses. Sollensys shall pay Rothwell all costs and expenses, including attorneys’ fees, incurred by Rothwell in exercising any of its rights or remedies under this Agreement or enforcing any of the terms, conditions, or provisions hereof.

25. Assignment; Binding Effect. Without the prior written consent of Rothwell, Sollensys shall not (a) assign, transfer, pledge, or hypothecate this Agreement, the Equipment or any part thereof, or any interest therein or (b) sublet or lend the Equipment or any part thereof, or permit the Equipment or any part thereof to be used by anyone other than Sollensys or Sollensys employees. Consent to any of the foregoing prohibited acts shall apply only in the given instance, and shall not be a consent to any subsequent like act by Sollensys or any other person. Subject always to the foregoing, this Agreement inures to the benefit of, and is binding upon, the heirs, legatees, personal representatives, successors, and assigns of the parties hereto.

26. Rothwell’s Assignment. All rights of Rothwell hereunder may be assigned, pledged, mortgaged, transferred, or otherwise disposed of; either in whole or in part, without notice to Sollensys. If Rothwell assigns this Agreement or the payments due or to become due hereunder or any other interest herein, whether as security for any of their indebtedness or otherwise, no breach or default by Rothwell under this Agreement or pursuant to any other agreement between Rothwell or Sollensys, if any, shall excuse performance by Sollensys of any provision hereof. No assignee of Rothwell shall be obligated to perform any duty, covenant or condition required to be performed hereunder by Sollensys. Notwithstanding anything to the contrary in this Agreement, if access to and/or use of the Equipment by Sollensys is impaired as result of Rothwell’s exercise of Rothwell’s rights hereunder, this Agreement shall automatically terminate fifteen (15) days after notice is tendered by Sollensys to Rothwell reasonably detailing the impairment, unless Rothwell cures the impairment to the satisfaction of Sollensys within 15 days of receipt of the impairment notice, as determined in the sole reasonable discretion of Sollensys.

27. Ownership. The Equipment hardware is, and shall at all times be and remain, the sole and exclusive property of Rothwell and Sollensys shall have no right, title or interest in or to the equipment except as expressly set forth in this Agreement.

28. Personal Property. The Equipment is, and shall at all times be and remain, personal property, notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner, affixed or attached to or imbedded in or permanently resting upon real property or any building thereon, or attached in any manner to what is permanent, as by means of cement, plaster, nails, bolts, screws, or otherwise.

29. Nonwaiver. No covenant or condition of this Agreement may be waived except by the written consent of the Rothwell. Forbearance or indulgence by Rothwell in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Sollensys to which the same may apply. Until complete performance by Sollensys of covenant or condition, Rothwell shall be entitled to invoke any remedy available to Rothwell under this Agreement or by law or in equity despite said forbearance or indulgence.

30 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto regarding the Equipment. This Lease shall not be modified, amended, altered or changed except by a written agreement signed by the party sought to be charged.

31. Notices. All notices to be given under this Agreement shall be made in writing and tendered via: (1) reputable expedited courier; (2) via facsimile; or (3) via email, to the other party at its address set forth herein, or at such address as such party may provide in writing from time to time. Any notice sent to such address shall be effective, in each case, so long as the sender retains a reasonable record of the date of deposit or transmission and the successful date of delivery of the notice, along with the delivery address, and the sender is able to produce the same upon request by the recipient of the notice.

32. Time of Essence. Time is of the essence in this Agreement and of each and all of its provisions.

33. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

34. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Arkansas as applied to agreements performed wholly within the State of Arkansas.

35. Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed on original but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.

/s/ Terry Rothwell
Terry Rothwell, Individually

/s/ George Benjamin Rothwell
George Benjamin Rothwell, Individually

For Sollensys Corp.:

By:	/s/ Donald Beavers
Name:	Donald Beavers
Title:	Chief Executive Officer